UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2019 (December 19, 2019)

OWL ROCK TECHNOLOGY FINANCE CORP.

(Exact name of Registrant as Specified in Its Charter)

Maryland	000-55977	83-1273258

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

399 Park Avenue, 38th Floor New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 419-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Item 1.01 – Entry into a Material Definitive Agreement

On December 19, 2019, Owl Rock Technology Finance Corp. (the “Company”), a Maryland corporation, entered into the Second Amendment to Senior Secured Revolving Credit Agreement (the “Amendment”) which amended that certain Senior Secured Revolving Credit Agreement, dated November 19, 2018, among the Company, Wells Fargo Bank, National Association, as the administrative agent (in such capacity, the “Administrative Agent”), letter of credit issuer, sole bookrunner, sole lead arranger, and a lender, and the other parties party thereto from time to time (the facility as amended, the “Revolving Credit Facility”).  Among other changes, the Amendment (a) added JPMorgan Chase Bank, N.A. as an additional lender to the Revolving Credit Facility with a commitment of $100 million and (b) increased the maximum commitment from $800 million to $900 million. The accordion feature under the Revolving Credit Facility, which allows the Company, under certain circumstances to increase maximum commitments further to $1.1 billion remains unchanged.

The foregoing description is only a summary of certain of the provisions of the Amendment and is qualified in its entirety by the underlying agreement, which will be filed as an exhibit to the Company’s next Annual Report on Form 10-K.

Item 2.03 – Creation of a Direct Financial Obligation

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Owl Rock Technology Finance Corp.

December 20, 2019	By:	/s/ Alan Kirshenbaum
Name: Alan Kirshenbaum
Title: Chief Operating Officer and Chief Financial Officer